Exhibit 10.1

FIRST AMENDMENT TO ROYALTY INTEREST PURCHASE AGREEMENT AND RELATED DOCUMENTS

THIS FIRST AMENDMENT TO ROYALTY INTEREST PURCHASE AGREEMENT AND RELATED DOCUMENTS (this “Amendment”) is entered into as of this 10th day of July, 2020 (the “Effective Date”), by and among Jaguar Health, Inc., a Delaware corporation (“Company”), and Iliad Research and Trading, L.P., a Utah limited partnership (“Investor”).  Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

RECITALS AND STIPULATIONS

A.    Company and Investor are parties to a certain Royalty Interest Purchase Agreement, dated as of March 4, 2020 (as amended, modified, supplemented, restated or replaced from time to time, the “Agreement”);

B.    In connection with the Agreement, the Company executed that certain Royalty Interest Agreement in favor of Investor, dated as of March 4, 2020 (the “Royalty Interest” and together with the Agreement and any other documents, instruments and agreements delivered in connection with the Agreement, the “Documents”);

C.    Company has requested that the Documents be amended to extend the due dates for payments thereunder and Investor has agreed to do so upon the terms and subject to the conditions set forth herein; and

D.    Company and Investor acknowledge and agree that this Amendment has been negotiated in good faith.

NOW, THEREFORE, in consideration of the recitals and stipulations set forth above and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

AGREEMENT

1.     General Acknowledgment.  Company acknowledges and agrees to the following:

(a)           Company hereby acknowledges the accuracy of the representations set forth in the Recitals of this Amendment;

(b)           Neither this Amendment nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Documents, or any rights or obligations thereunder, or except as set forth in Section 2, a waiver by Investor of any of its rights under the Documents or at law or in equity;

(c)           Neither this Amendment nor any other agreement executed in connection herewith pursuant to the terms hereof, nor any actions taken pursuant to this Amendment or such other agreement shall be deemed to cure any Event of Default which may exist under the Documents as of the date hereof, or to be a waiver by Investor of any Event of Default which may exist under the Documents as of the date hereof, or of any rights or remedies in connection therewith or with respect hereto, evidencing the parties’ intention that Company’s obligations under the Documents, as amended hereby, shall remain in full force and effect; and

(d)           Company reaffirms the validity, binding effect and enforceability of each of the Documents, as amended by provisions of this Amendment, and acknowledge that Company is liable to Investor for $500,000, net of payments already made to Investor, as evidenced by the Documents (as modified hereby), without offset, deduction, claim, counterclaim, defense or recoupment of any kind.

2.     Amendment.  Company and Investor hereby agree that the Documents are amended such that, notwithstanding the existing terms thereof, no Royalty Payment or other payment shall be due thereunder prior to December 10, 2020 and no payment thereunder will be calculated with respect to any period prior to December 10, 2020 except as otherwise set forth in this Section 2.   The Royalty Payments set forth in Section 2 of the Royalty Interest shall resume as of December 10, 2020, which Royalty Payment will cover Net Sales on Included Products and licensing fees and milestone payments described in Section 2.1 of the Royalty Interest for the month of November. In exchange for the accommodations granted herein, the balance of the Royalty Repayment Amount as of the Effective Date is hereby increased by ten percent (10%).

3.     Conditions to Amendment.  Investor’s willingness to enter into this Amendment is conditioned on the following:

(a)           The execution of this Amendment by the Company; and

(b)           There not existing on the date hereof any Event of Default by Company under any Document.

4.     Representations and Warranties. To induce Investor to enter into this Amendment, Company represents and warrants to Investor as follows:

(a) Organization. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b) Authority. Company has full company power and authority to execute, deliver, and perform this Amendment and has taken all company action required by law and its articles of incorporation to authorize the execution and delivery of this Amendment. This Amendment is a valid and binding agreement of Company enforceable against Company in accordance with its terms.

(c) Consent and Approvals. No consent or approval of any party is required in connection with the execution and delivery of this Amendment by Company, and the execution and delivery of this Amendment does not (i) contravene or result in a breach or default under the articles of incorporation, articles of organization, bylaws, operating agreement or any other governing document, agreement or instrument to which Company is a party or by which any of their respective properties are bound, or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Company.

(d) Representations and Warranties.  All representations and warranties contained in this Amendment, including but not limited to the recitals herein, and in any and all of the Documents, are true and correct as of the Effective Date, and all such representations and warranties shall survive the execution of this Amendment. To the best of Company’s knowledge, there are no claims or defenses against Investor or any other person or entity which would or might affect (i) the enforceability of any provision of any of the Documents.  Company understands and acknowledges that Investor is entering into this Amendment in reliance upon, and in partial consideration for, this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.

(e) Cooperation of Company. Company shall take any and all actions of any kind or nature whatsoever, either directly or indirectly, that are necessary to prevent Investor from suffering a loss with respect to the Royalty Interest or any rights or remedies of Investor with respect to the Royalty Interest or this Amendment in the event of an Event of Default by Company under this Amendment.

5.     Incorporation of Other Documents. The Documents are expressly reaffirmed and incorporated herein by this reference, and shall remain in full force and effect and continue to govern and control the relationship between the parties hereto except to the extent they are inconsistent with, amended or superseded by this Amendment.

6.     Governing Law and Venue. This Amendment is made in the State of Utah and the validity of this Amendment, any documents incorporated herein or executed in connection herewith, and (notwithstanding anything to the contrary therein) the Documents, and the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by and construed in accordance with the internal laws of The State of Utah, without regard to principles of conflicts of law.

7.     Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

8.     Entire Agreement.  This Amendment, and any agreements, documents and instruments executed and delivered pursuant hereto or in connection herewith, or incorporated herein by reference, contains the entire agreement of the parties hereto and no party shall be bound by anything not expressed in writing.

9.     Severability.  If any part, term or provision of this Amendment is held by a court of competent jurisdiction to be illegal, unenforceable or in conflict with any law of the State of Utah, federal law or any other applicable law, the validity and enforceability of the remaining portions or provisions of this Amendment shall not be affected thereby.

10.  WAIVER OF A JURY TRIAL.  INVESTOR AND COMPANY EACH ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, EACH PARTY AGREES THAT NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER EACH PARTY BELIEVES AND AGREES THAT IT SHALL BE IN ITS BEST INTEREST TO WAIVE SUCH RIGHT, AND ACCORDINGLY, HEREBY WAIVE SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT, ANY OF THE DOCUMENTS OR THE RELATIONSHIP AMONG INVESTOR AND COMPANY SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, Company and Investor, by their duly authorized representatives, have caused this Amendment to be executed in the manner and form sufficient to bind them as of the date first above written.

INVESTOR:		COMPANY:

ILIAD RESEARCH AND TRADING, L.P.		JAGUAR HEALTH, INC.

By: Iliad Management, LLC its General Partner

By: Fife Trading, Inc., its Manager

By:	/s/ John M. Fife	By:	/s/ Lisa Conte
	John M. Fife, President		Lisa Conte, CEO and President